Exhibit 99.1

USA Truck Announces Changes in Board of Directors and Implementation of Stockholders’
Rights Plan to Support Turnaround

VAN BUREN, ARKANSAS    November 8, 2012

USA Truck, Inc. (NASDAQ: USAK) announced today changes in its Board of Directors and the adoption of a stockholders’ rights plan.  These actions were taken as part of the Company’s ongoing efforts to support management’s plan to turnaround the Company’s performance and return it to profitability.

The Company announced that Robert A. Peiser has been appointed as Chairman of the Board to succeed Terry A. Elliott.  Mr. Elliott will remain on the Board and continue in his current position as Chairman of the Audit Committee. The Company expresses its sincere appreciation for Mr. Elliott's service in a dual capacity over the past 18 months. The Company also announced that Robert E. Creager has been appointed to the Board, filling an existing Board vacancy. Mr. Creager will become a member of the Audit Committee, adding an additional financial expert with broad business and public company director experience.

Mr. Peiser joined the Board in February 2012 and was named Vice Chairman in August.  He has broad management experience, both as CEO and CFO, with companies executing turnaround strategies to improve their operational and financial performance.  Among his most notable successes in management positions was his role as Executive Vice President and CFO of Trans World Airlines, where he was credited with being the principal architect of that company’s successful restructuring in 1995.  More recently, he was President and CEO of Imperial Sugar Company from 2002 to 2008 where he implemented a successful value creation model which led to record profits, a debt-free balance sheet and significant price appreciation.  In addition, as Chairman and CEO of privately-held Omniflight Helicopters from 2008 to 2010, he successfully increased profitability and liquidity following the financial crisis by introducing new sales strategies and improving operational performance.  Mr. Peiser is also a seasoned independent director, and has served on the boards of numerous public, private and not-for-profit institutions.  Most recently, he served as an independent director on the boards of Solutia, Inc. and Team, Inc., and is the immediate past Chairman of the Texas TriCities Chapter of the National Association of Corporate Directors.

Mr. Creager is a former Audit Practice Leader of the Houston office of PriceWaterhouseCoopers.  He is currently on the Board of GeoMet, an independent energy company engaged in the exploration for and development and production of natural gas.   He is also the current Treasurer of the Texas TriCities Chapter of the National Association of Corporate Directors.  Mr. Creager is expected to bring additional strength to the financial reporting function of the Company as well as to discussions relating to corporate strategy.  He will stand for election at the 2013 Annual Meeting of Stockholders.

Commenting on the changes to the Board, Cliff Beckham, President and CEO of the Company, stated: “Our board and management have been working together closely for the past few quarters to design and set in motion a plan to bring material improvements to our operating results.  We have made substantial progress on the capital resources front, closing in August a new $125 million credit facility that does not include financial covenants.  We have augmented our board of directors as announced today.  We have also initiated a national search for an experienced operations executive.  In the interim, we engaged Thomas M. Glaser, former President and COO of Celadon Group, Inc., on a consulting basis to begin hands-on sessions with our operations personnel.  Our recent results demonstrate progress in seating trucks, increasing rates and improving tractor utilization.  However, the vast majority of available improvement is expected to be realized after our management team is in place and working seamlessly.  We expect the operational, yield management, and other potential improvements to be attainable gradually over 2013 and beyond.”

The Company also announced today that the Board has adopted a Stockholders’ Rights Plan (the “Rights Plan”).  The Rights Plan is designed to ensure that all USA Truck stockholders are treated fairly in the event of an unsolicited takeover attempt regarding the Company.  It is not intended to prevent a takeover of the Company on terms that are fair to and in the best interests of stockholders.  The Board believes it is appropriate to adopt the Rights Plan in light of the significant recent decline in the market price of the Company’s common stock and the fact that the Company is in the process of implementing its turnaround plan. The Company is not aware of any pending unsolicited takeover offer for the Company.

The Rights Plan has several features that are tailored to its specific purpose:

•	Initial duration of two years to afford the Company time to implement its turnaround strategy;

•	Stockholder ability to extinguish the Rights Plan at the 2014 annual meeting;

•	A 15% acquiring person threshold still allows meaningful ownership positions; and

•	Redemption period of up to 10 days after a holder crosses the acquiring person threshold affords the opportunity to negotiate.

Chairman of the Board, Robert A. Peiser stated: “Despite the recent difficulties that the Company has experienced, I have a strong belief that we can execute a turnaround strategy that will bring increased value to our stockholders and increased opportunity for our employees.  The Company has dedicated employees, substantial assets and a good customer base.  I believe the plan management has begun implementing offers a sound platform for returning long term value to stockholders and that the changes announced today will support the execution of the plan.  A critical element of the plan is having the time to execute it without unwanted distractions. To that end, I believe the Company has the capital resources and, with the adoption of the Rights Plan, now has another tool to prevent disruption of the plan in a manner that could be detrimental to our stockholders.  While the Company is not aware of any such efforts, the Rights Plan was tailored specifically to our needs in terms of features and duration, taking into account the interest of all stockholders.

“I also want to personally thank Terry Elliott for his invaluable service as Chairman of the Board.  I look forward to continuing to work with him as well as the entire Board of Directors and management team to implement a turnaround plan that will benefit our stockholders and employees.”

Additional Detail Regarding the Rights Plan
Under the Rights Plan, one right will attach to each share of the Company’s common stock that is outstanding as of the close of business on November 21, 2012 and to each share issued thereafter prior to the expiration of the rights.  The rights will become exercisable (subject to customary exceptions) only if a person or group acquires 15% or more of the Company’s common stock.  At a designated time after a person or group becomes an acquiring person, upon payment of the exercise price of $12.00 per right, a holder (other than an acquiring person) will be entitled to purchase $24.00 worth of shares of the Company’s common stock (or under certain circumstances, the common stock of an entity that completes a business combination with the Company) at a 50% discount.  The Rights Plan exempts each holder of 15% or more of the Company’s common stock on the date of the Rights Plan’s adoption as long as they do not thereafter acquire an additional 1% or more shares of the Company’s common stock, as well as parties that receive prior approval of the Board and enter into qualifying standstill agreements with the Company.  The Rights Plan will expire on November 21, 2014, provided, the Rights Plan will continue after the Company's 2014 annual meeting only upon stockholder approval at such meeting.  The Company may redeem the rights for nominal consideration before the rights become exercisable.

The Company will file the Rights Plan evidencing the stockholders’ rights under such plan in a Current Report on Form 8-K with the Securities and Exchange Commission.  The foregoing description of the Rights Plan is only a summary, and is qualified in its entirety by reference to the full text of the Rights Plan as filed with the Securities and Exchange Commission.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “future” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

USA Truck is a dry van truckload carrier transporting general commodities via our General Freight and Dedicated Freight service offerings.  We transport commodities throughout the continental United States and into and out of portions of Canada.  We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas.  Our Strategic Capacity Solutions and Intermodal operating segments provide customized transportation solutions using our technology and multiple modes of transportation including our assets and the assets of our partner carriers.

This press release and related information will be available to interested parties at our web site, http://www.usa-truck.com under the “News Releases” tab of the “Investors” menu.

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Contact: CLIFF BECKHAM, President and Chief Executive Officer

Return to Form 8-K